UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2012

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	000-19797	74-1989366
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

550 Bowie Street, Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 6, 2012, the Company’s Board of Directors amended Article III Section 2 of our Bylaws, effective immediately, to provide that shareholders entitled to vote at an election of directors may, at any time and with or without cause, terminate the term of office of all or any of the directors by a vote at any annual or special meeting called for that purpose. Previously, this provision allowed shareholders to terminate the term of office of a director with cause, but did not permit shareholders to terminate the term of office of a director without cause. A copy of our Amended and Restated Bylaws is attached as Exhibit 3.1 to this Report.

Item 8.01              Other Events

On September 6, 2012, the Company’s Board of Directors declared a dividend of $0.14 per share, payable October, 9, 2012 to shareholders of record at the close of business on September 28, 2012.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits.

3.1                                                       Amended and Restated Bylaws of Whole Foods Market, Inc., effective September 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

	By:	/s/ Glenda Flanagan
Date: September 6, 2012		Glenda Flanagan
Executive Vice President and
Chief Financial Officer